Exhibit 99.1

OMNIQ AI IS INCLUDED IN UBERS COVETED INAUGURAL “INNOVATOR AWARD” FOR REVOLUTIONIZING THE RIDE SHARE EXPERIENCE UTILIZING ITS VEHICLE RECOGNITION SYSTEM (VRS) DEPLOYED IN PHILADELPHIA AIRPORT FOR TRANSPORTATION NETWORK COMPANIES (TNC).

●	TNC Drivers entering the new dedicated road for rideshare pickups are matched with passengers in a seamless, near-zero-wait manner by technology that checks license plates against real-time data.
●	omniQ teamed up with Gatekeeper Systems, TransCore, Parkway Corp and Philadelphia Airport to deliver the latest technology solution that lead to the recent recognition from Uber
●	omniQ’s VRS systems are already deployed in JFK, ATL, DFW, LAX, Miami and Salt Lake City International & 40+ additional airports.

OMNIQ CORP. (NASDAQ:OMQS) assisted and provided AI Technology for Parkway Corp in revolutionizing the Philadelphia airport rideshare experience. As a result of severe congestion caused by a construction project on its roadway system, Philadelphia International Airport (PHL) decided to rethink how its TNC vehicles access roadways. Drivers entering the new road are matched with ride share passengers in a seamless, near-zero-wait manner by technology that checks license plates against real-time data.

The omniQ vehicle recognition system reads license plates, identifies state jurisdiction of each plate and can recognize the make and color of vehicles. John Whiteman, executive director of parking and mobility sales for omniQ, describes the result as a frictionless and transformative experience stating “The system’s impressive speed and instant communication with other TNC platforms increases vehicle throughput and reduces driver wait times along with idling and associated carbon emissions, a win for the parking operator, the airport, the ride share customers, & the environment. Its the ‘win-win-win’ situation we love to see. We are grateful to our friends at Parkway Corp for including us in this spotlight project.”

The omniQ VRS systems have been deployed in 45 large U.S. airports from coast to coast. Shai Lustgarten, CEO of omniQ also noted “ The recognition from an industry pioneer such as Uber further shows how our commitment to innovation is not only transforming the parking and mobility industry but also impacting the bottom line for businesses globally. It’s the kind of positive experience that keeps customers choosing your location and services over any others.”

About omniQ Corp.

omniQ Corp. (Nasdaq: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

omniQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023. For more information, visit www.omniq.com .

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in omniQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting omniQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. omniQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Koko Kimball

(385)-758-9241

kkimball@omniq.com